Exhibit 1.1

4,500,000 Shares

CoTherix, Inc.

Common Stock

UNDERWRITING AGREEMENT

October 6, 2005

CIBC World Markets Corp.

UBS Securities LLC

Piper Jaffray & Co.

Needham & Company, Inc.

c/o CIBC World Markets Corp.

300 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

CoTherix, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representatives (the "Representatives"), an aggregate of 4,000,000 shares of the Company's common stock, $0.001 par value per share (the "Common Stock"); and the entities named on Schedule II to this Agreement (collectively, the "Selling Stockholders") severally propose to sell to the Underwriters an aggregate of 500,000 shares of Common Stock (together, the "Follow-On Offering"). The 4,000,000 shares of Common Stock to be sold by the Company and the 500,000 shares of Common Stock to be sold by the Seller Stockholders are collectively called the "Firm Shares." The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company and the Selling Stockholders propose to grant to the Underwriters an option to purchase up to an additional 675,000 shares (the "Option Shares") of Common Stock from the Company and the Selling Stockholders for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are collectively called the "Shares."

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission") a Registration Statement (as hereinafter defined) on Form S-1 (No. 333-128448), including a preliminary prospectus relating to the Shares, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term "Preliminary Prospectus" means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term "Registration Statement" as used in this Agreement means the initial registration statement (including all exhibits and financial schedules thereto), as amended at the time and on the date it becomes effective (the "Effective Date"), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the "462(b) Registration Statement"), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules.

The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

    Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

      (i) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $12.22 per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter under the column "Number of Firm Shares to be Purchased from the Company" on Schedule I to this Agreement, subject to adjustment in accordance with Section 10 hereof and (ii) the Selling Stockholders, severally and not jointly, agree to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at the Initial Price, the number of Firm Shares set forth opposite the name of such Underwriter under the column "Number of Firm Shares to be Purchased from the Selling Stockholders" on Schedule I to this Agreement.

      The Company and the Selling Stockholders hereby grant to the several Underwriters an option to purchase, severally and not jointly, all or part of the Option Shares at the Initial Price. In the event that the Underwriters exercise less than their full over-allotment option, (i) the number of Option Shares to be sold by the Company, on the one hand, and the Selling Stockholders, on the other, shall be, as nearly as practicable, equal and (ii) with respect to the Option Shares sold by the Selling Stockholders only, the number of Option Shares to be purchased from each Selling Stockholder shall be, as nearly as practicable, equal to (y) the total number of Option Shares to be purchased by the Underwriters from the Selling Stockholders multiplied by (z) the factor set forth opposite the applicable Selling Stockholder under the "Option Factor" in Schedule II of this Agreement. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representatives to the Company and the Selling Stockholders no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

      Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of CIBC World Markets Corp., 300 Madison Avenue, New York, New York 10017, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company, the Selling Stockholders and the Representatives (such time and date of delivery and payment are called the "Firm Shares Closing Date"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Stockholders, on each date of delivery as specified in the notice from the Representatives to the Company and the Selling Stockholders (such time and date of delivery and payment are called the "Option Shares Closing Date"). The Firm Shares Closing Date and any Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."

      Payment shall be made to the Company by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company against delivery of the respective certificates to the Representatives for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Payment shall be made to the Selling Stockholders by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Selling Stockholders against delivery of the respective certificates to the Representatives for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them.

      Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 1(b) and shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives through the facilities of the Depository Trust Company ("DTC") for the account of such Underwriter. The Company and the Selling Stockholders will cause the certificates representing the Shares to be made available for checking and packaging, at such place as is designated by the Representatives, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

      Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder's obligations hereunder, and (ii) the Custodian (as defined below) is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder thereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.

    Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as follows:

      On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Company has no reason to believe that the market related data estimates in the Prospectus are materially misleading or not accurate in any material respect. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus is the statements contained in the table in the second paragraph and the fifth, eleventh, twelfth and thirteenth paragraphs under the caption "Underwriting" in the Prospectus.

      The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

      The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly the financial position of the Company at the dates indicated and the statements of operations, redeemable convertible preferred stock and stockholders' equity (deficit) and cash flows of the Company for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The summary and selected financial data included in the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information.

      Ernst & Young LLP (the "Auditor"), whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, is an independent registered public accounting firm as required by the Securities Act and the Rules.

      The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has no subsidiary or subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company considered as a whole (a "Material Adverse Effect"); and to the Company's knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Except as described in the Prospectus, the Company does not own, lease or license any asset or property or conduct any business outside the United States of America.

      The Company has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the "Permits"), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.

      The Company owns or possesses legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge necessary for the conduct of its business (collectively, "Intangibles") as described in the Registration Statement and Prospectus. The Company has not received any notice of, or is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.

      The Company has good and marketable title in fee simple to all real property, and good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. All property held under lease by the Company is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any Material Adverse Effect; (ii) the Company has not sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, the Company has not (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except for issuances pursuant to employee benefit plans referred to in the Prospectus and consistent with past practice or pursuant to the exercise of convertible securities or options referred to in the Prospectus or such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

      There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement and Prospectus or listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company, in accordance with its terms. Neither the Company, nor to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company, of any other agreement or instrument to which the Company is a party or by which Company or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

      The Company is not in violation of any term or provision of its charter or bylaws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

      This Agreement has been duly authorized, executed and delivered by the Company.

      Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or violate any provision of the charter or by-laws of the Company, except for such consents or waivers which have already been obtained and are in full force and effect.

      The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus (except for subsequent issuances pursuant to employee benefit plans described in the Prospectus or upon the exercise of outstanding stock options described in the Prospectus). The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock (including the shares of Common Stock owned by the Selling Stockholders) have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any such rights pursuant to its Certificate of Incorporation or bylaws or any agreement or instrument to or by which the Company is a party or bound. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

      No holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 90 days following the date of this Agreement, other than the Selling Stockholders with respect to the Firm Shares included in the Registration Statement. Each director and executive officer of the Company and each stockholder of the Company listed on Schedule II has delivered to the Representatives a written lock-up agreement in the form attached to this Agreement as Exhibit A hereto ("Lock-Up Agreement").

      All necessary corporate action has been duly and validly taken by the Company and to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitute and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

      The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company for the foreseeable future.

      No transaction has occurred between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or stockholder that is required to be described in and is not described in the Registration Statement and the Prospectus.

      The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

      The Company has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received valid extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company.

      The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System. The Shares have been duly authorized for quotation on The Nasdaq National Market System. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act.

      The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on The Nasdaq National Market, nor has the Company received any notification that the Commission or The Nasdaq National Market is contemplating terminating such registration or quotation.

      The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company is made known to the Company's principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are required to be prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.

      Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls.

      Except as described in the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company's financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

      Except as described in the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Auditor has not been engaged by the Company to perform any "prohibited activities" (as defined in Section 10A of the Exchange Act).

    (aa) The Company's Board of Directors has validly appointed an audit committee whose composition, to the best of the Company's knowledge, satisfies the requirements of Rule 4350(d)(2) of the Rules of the National Association of Securities Dealers, Inc. (the "NASD Rules") and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules. The audit committee has reviewed the adequacy of its charter within the past twelve months.

    (bb) The Company is actively taking steps to ensure that it will be in compliance with all other applicable provisions of the Sarbanes-Oxley Act of 2002, any related rules and regulations promulgated by the Commission and corporate governance requirements under the NASD Rules upon the effectiveness of such provisions and has no reason to believe that it will not be able to comply with such provisions at the time of effectiveness.

    (cc) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the business in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or the Company's business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

    (dd) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

    (ee) There are no affiliations with the NASD among the Company's officers, directors or, to the best of the knowledge of the Company, any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representatives.

    (ff) (i) The Company is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Law") which are applicable to its business; (ii) the Company has not received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) the Company has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company's knowledge, no facts currently exist that will require the Company to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) ("CERCLA") or otherwise designated as a contaminated site under applicable state or local law. The Company has not been named as a "potentially responsible party" under the CERCLA.

    (gg) The Company is not an "investment company" or an entity controlled by an "investment company," and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Prospectus, will not be an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

    (hh) The Company or any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company, has not, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

    (ii) The operations of the Company is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

    (jj) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

    (kk) Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

    (ll) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No "Reportable Event" (as defined in 12 ERISA) has occurred with respect to any "Pension Plan" (as defined in ERISA) for which the Company could have any liability.

    (mm) Each of the Company, its directors and officers has not distributed or contributed to the distribution, and will not distribute or contribute to the distribution prior to the later of (i) the Firm Shares Closing Date, or the Option Shares Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

    Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally, but not jointly, represents, warrants and covenants to each Underwriter as follows:

    (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

    (b) Each of the (i) Custody Agreement signed by or on behalf of such Selling Stockholder and Computershare Shareholder Services, Inc., as custodian (the "Custodian"), relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement") and (ii) Power of Attorney appointing certain individuals named therein as such Selling Stockholder's attorneys-in-fact (each, an "Attorney-in-Fact") to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the "Power of Attorney"), of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

    (c) Such Selling Stockholder has, and on the Closing Date will have, good and valid title to all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power, and all authorizations and approvals required by law and under its charter or by-laws, partnership agreement, trust agreement or other organizational documents to enter into this Agreement and its Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

    (d) Delivery of and payment for the Shares which are sold by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.

    (e) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not conflict with, result in a breach of, or constitute a default under, or require the consent of any other party to, the charter or by-laws, partnership agreement, trust agreement or other organizational documents of such Selling Stockholder or any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained by the Company or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

    (f) Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus under "Shares Eligible for Future Sale."

    (g) Except for waiver by certain other holders of Common Stock of certain registration rights which waivers have been obtained, no consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.

    (h) All information furnished by or with the approval of such Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and on the Firm Shares Closing Date and the Option Shares Closing Date will be, true, correct, and complete in all material respects, and does not, and on the Firm Shares Closing Date and the Option Shares Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder's name in the Prospectus under the caption "Principal and Selling Stockholders" (both prior to and after giving effect to the sale of the Firm Shares).

    (i) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

    (j) Nothing has come to the attention of such Selling Stockholder that has caused such Selling Stockholder to believe that the representations and warranties of the Company contained in Section 2 hereof are not true and correct, and such Selling Stockholder has reviewed the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or which could reasonably be expected to have a Material Adverse Effect and is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

    Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby. Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 4 hereof, counsel to the Company, counsel to the Underwriters, and counsel to the Selling Stockholders will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

    Conditions of the Underwriters' Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

      Notification that the Registration Statement has become effective shall have been received by the Representatives and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement.

      No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. If the Company has elected to rely upon Rule 434, a term sheet shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period.

      The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 4(e) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

      The representations and warranties of the Selling Stockholders contained in this Agreement and in the certificates delivered pursuant to Section 4(f) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Selling Stockholders shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

      The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations and warranties of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein required to be performed or satisfied by it at or prior to such Closing Date; (iii) they have carefully examined the Registration Statement and the Prospectus and, (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

      On each Closing Date, the Representatives shall receive a written certificate executed by each Selling Stockholder, dated as of such Closing Date, to the effect that: (i) the representations, warranties and covenants of such Selling Stockholder set forth in Section 3 of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date; and (ii) such Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Date.

      On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Power of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representative may reasonably request.

      The Representatives shall have received, no later that the later of (i) the time this Agreement is executed, or (ii) the date the Prospectus is filed and on each Closing Date a signed letter from the Auditor addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

      The Representatives shall have received on each Closing Date from Morrison & Foerster LLP, counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, and stating in effect that:

        The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing as a foreign corporation in California.

        The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and to issue and sell the Shares.

        The Shares to be issued and sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable. All of the Shares held by the Selling Stockholders were duly and validly authorized and issued and are fully paid and nonassessable. The issuance and sale of the Shares of the Company are not subject to any preemptive or other similar rights set forth in the Company's Certificate of Incorporation or bylaws. Except as disclosed in the Registration Statement and the Prospectus, there are no preemptive or other rights to subscribe for or to purchase from the Company any securities of the Company pursuant any agreements or other instruments to which the Company is a party or by which it is bound and which are filed as exhibits to the Registration Statement. The Common Stock and the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The form of certificate used to evidence the Common Stock complies in all material respects with the General Corporation Law of the State of Delaware and with any applicable requirements of the Certificate of Incorporation or bylaws of the Company. To such counsel's knowledge after due inquiry, no person or entity has any right to cause any capital stock of the Company to be registered under the Registration Statement, which rights have not been validly waived.

        All necessary corporate action has been duly and validly taken by the Company and to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares. This Agreement has been duly and validly authorized, executed and delivered by the Company.

        Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge, claim, security interest or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed trust, note or other agreement or instrument which has been filed as an exhibit to the Registration Statement and to which the Company is a party or by which it or any of its assets or properties or businesses is bound, nor will such action result in any violation of the provisions of the Certificate of Incorporation or bylaws of the Company or, to such counsel's knowledge, any statue, rule, regulation or judgment, decree or order of any governmental body, agency or court having jurisdiction over the Company.

        No consent, approval, authorization or filing with or order of any court or governmental agency or regulatory body is required for the performance of this Agreement by the Company or the consummation of the transactions contemplated hereby, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the several Underwriters.

        The statements in the Prospectus under the captions: "Business-Manufacturing" (but only with respect to the second and fifth sentences of the second paragraph and the third and fourth sentences of the third paragraph of such section), "Business--Schering AG License and Manufacturing Agreements," "Business--Profile Supply Agreement," "Business--Accredo Distribution Agreement," "Business--Priority Distribution Agreement," "Business-Cardinal Health Distribution Agreement," "Business--Quadrant Experimentation and Evaluation Agreement," "Management--Employment Agreements," "Management--Severance and Change of Control Agreements," "Management--Equity Benefit Plans" and "Description of Capital Stock" (but not with respect to the subsections entitled "Transfer Agent and Registrar" and "The Nasdaq National Market Quotation"), and in the Registration Statement under Items 14 and 15 of Part II, insofar as such statements constitute a summary of documents referred to therein or matters of law, are fair summaries in all material respects and accurately present the information with respect to such documents and matters.

        The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, comply as to form in all material respects with the requirements of the Securities Act and the applicable Rules.

        The Registration Statement is effective under the Securities Act, and to such counsel's knowledge no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

        The common stock of the Company has been duly approved for quotation on The Nasdaq National Market.

        The Company is not an "investment company" or an entity controlled by an "investment company," and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

      In rendering the opinion in paragraph (viii), such counsel may state that it is not expressing any view, opinion or belief as to the accuracy, completeness or fairness of the information, disclosure or statements made in the Registration Statement or the Prospectus. In addition, such counsel may state that it is not called upon to express, and does not express, any view, opinion or belief as to the financial statements, schedules and statistical data contained in the Registration Statement or the Prospectus.

      To the extent deemed advisable by such counsel, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Representatives as to matters which are governed by laws other than the laws of the State of New York, the State of California, the General Corporation Law of the State of Delaware and the Federal laws of the United States; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representatives and counsel for the Underwriters.

      In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Representatives and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective (except with respect to the financial statements and notes and schedules thereto and other financial data, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements, notes and schedules thereto and other financial data, as to which such counsel need make no statement) on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In addition, such counsel may supplementally inform the Representatives that, other than as described in the Prospectus, to such counsel's knowledge, there is no any action, suit, proceeding or other investigation, pending or threatened in writing, against the Company which is required to be disclosed in the Registration Statement and the Prospectus pursuant to Item 103 of Regulation S-K and is not so disclosed or which could reasonably be expected to have a Material Adverse Effect.

      The Representatives shall have received on each Closing Date from Covington & Burling, special United States Food and Drug Administration ("FDA") counsel for the Company an opinion, addressed to the Underwriters and dated such Closing Date, and stating in effect that:

      (i) The descriptions of the Federal Food, Drug, and Cosmetic Act, as amended, and the regulations, policies, and procedures of the FDA promulgated thereunder (together, the "Food and Drug Laws") contained in the Prospectus under the captions "Risk Factors--The Prodose device is the only commercially available device approved for use with Ventavis, and any interruption in the supply or problems that adversely affect it or the I-neb device, once commercially introduced, could seriously harm our business or result in our inability to sell Ventavis, "Risk Factors--Unsuccessful or delayed regulatory approvals required to expand the commercial potential of Ventavis or for any of our future product candidates could increase our future development costs or impair our future sales," "Risk Factors--We are subject to extensive government regulation that may impair sales of Ventavis," " Risk Factors--State pharmaceutical marketing compliance and reporting requirements may expose us to regulatory and legal action by state governments or other government authorities," "Risk Factors--Even if our product or any future product candidate meets safety and efficacy endpoints in clinical trials, regulatory authorities may not approve our request for labeling claims, or we may face post-approval problems that require withdrawal from the market," "Risk Factors--We are, and potentially may be, subject to new federal and state requirements to submit information on our open and completed clinical trials to public registries and databases," "Risk Factors--Our orphan drug exclusivity for Ventavis may not provide us with a competitive advantage," "Risk Factors--Competitors could develop and gain FDA approval of inhaled iloprost for different indications, which could adversely affect our competitive position," and "Business-Government Regulation" (together, the "Designated Regulatory Sections") are accurate in all material respects;

      (ii) no facts have come to such counsel's attention that cause such counsel to believe that the Designated Regulatory Sections, in the Registration or the Prospectus, insofar as they relate to the Food and Drug Laws, contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading; and

      (iii) to such counsel's knowledge, there are no FDA enforcement actions pending or threatened against the Company under the Food and Drug Laws.

      The Representatives shall have received on each Closing Date from Knobbe, Martens, Olsen & Bear LLP, intellectual property counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, containing the opinions substantially as set forth in Exhibit B attached hereto.

      The Representatives shall have received on each Closing Date from Hogan & Hartson LLP, regulatory counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, containing the opinions substantially as set forth in Exhibit C attached hereto.

      The Representatives shall have received on each Closing Date from Cooley Godward LLP, counsel for the Representatives, an opinion, addressed to the Representatives and dated such Closing Date and the Company shall have made available for review by Cooley Godward LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters, and stating in effect that:

        The Shares to be issued and sold by the Company have been duly authorized by the Company and, upon delivery to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

        The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

        The Shares conform in all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock-Common Stock."

        The Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Securities Act and the Rules, except that such counsel expresses no opinion with respect to the financial statements and schedules, related notes, other financial data and statistical data derived therefrom included in the Registration Statement or Prospectus.

        The Registration Statement is effective under the Securities Act, and to such counsel's knowledge no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened or pending.

      To the extent deemed advisable by such counsel, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Representatives as to matters which are governed by laws other than the General Corporation Law of the State of Delaware and the Federal securities laws of the United States; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representatives.

      In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Representatives and representatives of the independent registered public accounting firm of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel has not independently verified and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements made in the Registration Statement and the Prospectus (except as specified in subsection (iv) of the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel that has caused such counsel to believe that the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel expresses no comment with respect to the financial statements and schedules, related notes, other financial data and statistical data derived therefrom included in the Registration Statement and Prospectus.

      On each Closing Date, the Representatives shall have received an opinion of each of Morrison & Foerster LLP, special counsel for Selling Stockholders, dated as of such Closing Date, the form of which is attached hereto as Exhibit D (and the Representatives shall have received an additional three confirmed copies of such counsels' legal opinions for each of the several Underwriters).

      All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives, and their counsel.

      The Representatives shall have received copies of the Lock-up Agreements executed by each entity or person listed on Schedule III hereto.

      The Company shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.

    Covenants of the Company.

      The Company covenants and agrees as follows:

        The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules.

        The Company shall promptly advise the Representatives in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

        If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 5(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

        The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

        The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

        The Company, during the period when the Prospectus is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

        Without the prior written consent of CIBC World Markets Corp. and UBS Securities LLC, for a period of 90 days after the date of the Final Prospectus in connection with this Follow-On Offering or such longer period if the Lock-Up Agreement attached as Exhibit A hereto is extended pursuant to its terms, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company's existing stock option plan or bonus plan as described in the Registration Statement and the Prospectus. The Company shall enforce the lockup restrictions as set forth on Exhibit A attached hereto and impose stop-transfer restrictions on any such sale or other transfer or disposition of such shares until the end of the applicable period.

        On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by The Nasdaq National Market.

        Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

        The Company will apply the net proceeds received by the Company from the offering of the Shares in the manner set forth under "Use of Proceeds" in the Prospectus.

      The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 5(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section 5 to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) inclusion of the Shares for quotation on The Nasdaq National Market; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters. Subject to the provisions of Section 9, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters. Notwithstanding the foregoing, the Underwriters and the Company shall be responsible for its respective travel costs and expenses, including hotel accommodations, incurred on behalf of such party incident to the public offering of the Shares.

    Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, further covenants and agrees with each Underwriter to deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).

    Indemnification.

      The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a "Blue Sky Application") or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

      Each Selling Stockholders agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or other information relating to the Selling Stockholder furnished in writing to the Company by or with the approval of such Selling Stockholder in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Selling Stockholders by the Representatives on behalf of any Underwriter specifically for use therein. The Representatives, on behalf of the Underwriters, hereby acknowledge that the only information that any Selling Stockholder furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the respective statements concerning such Selling Stockholder set forth in the table in the fifth paragraph under the caption "Principal and Selling Stockholders" in the Prospectus and associated footnotes thereto. The liability of each Selling Stockholder under the indemnity agreement contained in this Section 7(b) shall be limited to an amount equal to the gross proceeds received by such Selling Stockholder from the offering of the Securities sold by such Selling Stockholder pursuant to this Agreement. This indemnity agreement will be in addition to any liability which the Selling Stockholders may otherwise have.

      Each Underwriter agrees to indemnify and hold harmless the Company and the Selling Stockholders, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any and all losses, claims, damages or liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company or the Selling Stockholders by such Underwriter through the Representative expressly for use therein; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the gross proceeds received by the Company from such Underwriter.

      Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 7(a), 7(b) or 7(c) shall be available to any party who shall fail to give notice as provided in this Section 7(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section 7. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

    Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7(a), 7(b) or 7(c) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company, the Underwriters and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8, (i) no Underwriter (except as may be provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the amount by which the total price at which the shares underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which such underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and each general partner of a Selling Stockholder and each person, if any, who controls a Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Selling Stockholder. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 8. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter's obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint. Notwithstanding any other provisions of this Agreement, the liability of the Selling Stockholders to contribute pursuant to this Section 8 shall be several and not joint and shall be limited to the net proceeds received by such Selling Stockholder from the offering of the Shares sold by such Selling Stockholder pursuant to this Agreement.

    Termination.

      This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company in writing at any time at or before a Closing Date in the absolute discretion of the Representatives if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representatives, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or The Nasdaq National Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the judgment of the Representatives, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company considered as a whole, whether or not arising in the ordinary course of business.

      If this Agreement is terminated pursuant to any of its provisions, the Company and the Selling Stockholders shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or the Selling Stockholders, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, the Selling Stockholders or to the other Underwriters for damages occasioned by its failure or refusal.

    Substitution of Underwriters. If any Underwriter shall default in its obligation to purchase on any Closing Date the Shares agreed to be purchased hereunder on such Closing Date, the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Shares on the terms contained herein. If, however, the Representatives shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Shares on such terms. If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of Shares which remains unpurchased on such Closing Date does not exceed one-eleventh of the aggregate number of all the Shares that all the Underwriters are obligated to purchase on such date, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the First Closing Date, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Option Shares to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company or the Selling Stockholders, and without liability on the part of the Company, except as provided in Sections 5(b), 7, 8 and 9. The provisions of this Section 10 shall not in any way affect the liability of any defaulting Underwriter to the Company or the Selling Stockholders or the nondefaulting Underwriters arising out of such default. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

    11. No Fiduciary Duty. The Company and each of the Selling Stockholders, severally and not jointly, acknowledge and agree that in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company or the Selling Stockholders and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company or the Selling Stockholders including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company or the Selling Stockholders shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Stockholders. The Company and each of the Selling Stockholders, severally and not jointly, hereby waive any claims that the Company and the Selling Stockholders may have against the Underwriters with respect to any breach of fiduciary duty in connection with the Follow-On Offering.

    12. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company, each of the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, the Selling Stockholders or the Company or any of their respective officers, directors or controlling persons referred to in Sections 7 and 8 hereof, and shall survive delivery of and payment for the Shares. In addition, the provisions of Sections 5(b), 7, 8 and 9 shall survive the termination or cancellation of this Agreement.

    This Agreement has been and is made for the benefit of the Underwriters, the Company, the Selling Stockholders and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, the Company or the Selling Stockholders, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

    All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o CIBC World Markets Corp., 300 Madison Avenue, New York, New York 10017 Attention: Legal Department, with a copy to (i) 299 Park, New York, New York 10171, and (ii) Cooley Godward LLP, Five Palo Alto Square, Palo Alto, CA 94306 Attention: Laura A. Berezin, Esq., (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement with a copy to Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California 94304-1018, Attention: John Campbell, Esq. and (c) if to the Selling Stockholders, to the parties identified on Schedule II hereto.

    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

  Please confirm that the foregoing correctly sets forth the agreement among us.

  Very truly yours,

  CoTherix, Inc.

  By /s/ Donald J. Santel

  Print Name Donald J. Santel

  Title Chief Executive Officer

  Selling Stockholders:

  Alta BioPharma Partners III, L.P.

  By /s/ Robert S. Michitarian

  Robert S. Michitarian

  Attorney-in-Fact

  Alta BioPharma Partners III GmbH & Co. Beteiligungs KG

  By /s/ Robert S. Michitarian

  Robert S. Michitarian

  Attorney-in-Fact

  Alta Embarcadero BioPharma Partners III, LLC

  By /s/ Robert S. Michitarian

  Robert S. Michitarian

  Attorney-in-Fact

  Selling Stockholders (continued):

  MPM BioVentures III, L.P.

  By /s/ Robert S. Michitarian

  Robert S. Michitarian

  Attorney-in-Fact

  MPM BioVentures III-QP, L.P.

  By /s/ Robert S. Michitarian

  Robert S. Michitarian

  Attorney-in-Fact

  MPM BioVentures III GmbH & Co. Beteiligungs KG

  By /s/ Robert S. Michitarian

  Robert S. Michitarian

  Attorney-in-Fact

  MPM BioVentures III Parallel Fund, L.P.

  By /s/ Robert S. Michitarian

  Robert S. Michitarian

  Attorney-in-Fact

  MPM Asset Management Investors 2003 BVIII LLC

  By /s/ Robert S. Michitarian

  Robert S. Michitarian

  Attorney-in-Fact

  CONFIRMED:

  CIBC World Markets Corp.

  UBS Securities LLC

  Piper Jaffray & Co.

  Needham & Company, Inc.

  Acting severally on behalf of itself and as representative of the several Underwriters named in Schedule I annexed hereto.

  By CIBC World Markets Corp. By UBS Securities LLC

  By /s/ Michael Brinkman By /s/ Sage Kelly

  Print Name Michael Brinkman Print Name Sage Kelly

  Title Managing Director Title Managing Director

  By /s/ Lance Loeffler

  Print Name Lance Loeffler

  Title Managing Director

  SCHEDULE I

  UNDERWRITERS

Name of Underwriter	Number of Firm Shares to Be Purchased From the Company	Number of Firm Shares to Be Purchased From the Selling Stockholder

CIBC World Markets Corp.	1,300,000	162,500
UBS Securities LLC	1,300,000	162,500
Piper Jaffray & Co.	800,000	100,000
Needham & Company, Inc.	600,000	75,000

Total	4,000,000	500,000

  SCHEDULE II

  Selling Stockholders

Name of Selling Stockholder	Number of Firm Shares to be Sold to the Underwriters	Number of Option Shares to be Sold to the Underwriters	Option Factor
Alta BioPharma Partners III, L.P.	226,519	152,900	0.45304
Alta BioPharma Partners III GmbH & Co. Beteiligungs KG	15,213	10,268	0.03042
Alta Embarcadero BioPharma Partners III, LLC	5,582	3,769	0.01117
MPM BioVentures III, L.P.	14,143	9,546	0.02828
MPM BioVentures III-QP, L.P.	210,342	141,981	0.42068
MPM BioVentures III GmbH & Co. Beteiligungs KG	17,776	11,999	0.03555
MPM BioVentures III Parallel Fund, L.P.	6,352	4,288	0.01271
MPM Asset Management Investors 2003 BVIII LLC	4,073	2,749	0.00815

  SCHEDULE III

  Lock-up Signatories

  Alta BioPharma Partners GmbH & Co. Beteiligungs KG

  Alta BioPharma Partners III, LP

  Alta California Partners III, LP

  Alta Embarcadero BioPharma Partners III, LLC

  Alta Embarcadero Partners III, LLC

  MPM Asset Management Investors 2003 BVIII LLC

  MPM Bioventures III GmbH & Co. Beteiligungs KG

  MPM Bioventures III Parallel Fund, L.P.

  MPM Bioventures III, LP

  MPM Bioventures III-QP, LP

  Sofinnova Venture Affiliates V, LP

  Sofinnova Venture Partners V, LP

  Sofinnova Venture Principals V, LP

  James Healy

  Daniel Janney

  Nicholas Simon

  Robert Chess

  Brad Goodwin

  David Gryska

  Donald Santel

  Howard Rosen

  Thomas Feldman

  Christine Gray-Smith

  James Pennington

  Robert Michitarian

  Klara Dickinson

  George Mahaffey

  Exhibit A

  FORM OF LOCK-UP AGREEMENT

  September     , 2005

  CIBC World Markets Corp.

  UBS Securities LLC

  Piper Jaffray and Co.

  Needham & Company, Inc.

  As Representatives of the Several Underwriters

  c/o CIBC World Markets Corp.

  417 5th Avenue

  New York, New York 10016

  Re: Second Follow-On Public Offering of Common Stock of CoTherix, Inc.

  Ladies and Gentlemen:

  The undersigned, a holder of common stock ("Common Stock") or rights to acquire Common Stock, of CoTherix, Inc. (the "Company") understands that the Company intends to file a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") for the registration of shares of Common Stock (the "Second Follow-On Offering"). The undersigned further understands that CIBC World Markets Corp., UBS Securities LLC, Piper Jaffray Co. and Needham & Company, Inc., as representatives of the several underwriters (the "Underwriters"), are contemplating entering into an underwriting agreement (the "Underwriting Agreement") with the Company in connection with the Second Follow-On Offering.

  In order to induce the Company, you and the other Underwriters to enter into the Underwriting Agreement and to proceed with the Second Follow-On Offering, the undersigned agrees, for the benefit of the Company, you and the other Underwriters, that beginning on the date hereof from the date of the final prospectus relating to this Second Follow-On Offering the undersigned will not, without the prior written consent of CIBC World Markets Corp. and UBS Securities LLC, directly or indirectly, make any offer, sale, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition of any Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof, with the exception of those shares of Common Stock of the Company purchased by the undersigned in the Company's initial public offering, or hereafter acquired for a period of 90 days after the date of the final prospectus relating to the Second Follow-On Offering (the "Lock-Up Period"), other than Common Stock transferred as a gift or gifts (provided that any donee thereof agrees in writing to be bound by the terms hereof).

  Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless CIBC World Markets Corp. and UBS Securities LLC waive, in writing, such extension; provided, however, no such extension shall exceed thirty (30) days beyond the Lock-Up Period due to the publication of any research report or public appearance concerning the Company by any representative of the Underwriters regarding any material news or material event relating to the Company.

  In addition, the undersigned agrees that, without the prior written consent of CIBC World Markets Corp. and UBS Securities LLC , he, she or it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Second Follow-On Offering, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

  Nothing in this Agreement shall be deemed to restrict the undersigned's ability to, or require the consent of the Underwriters in order to, establish a Rule 10b5-1 trading plan, provided that any such 10b5-1 trading plan shall not permit the disposition of any Common Stock prior to the expiration of the 90-day period set forth hereunder.

  The undersigned, whether or not participating in the Second Follow-On Offering, confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Second Follow-On Offering. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with this agreement.

  Whether or not the Second Follow-On Offering actually occurs depends on a number of factors, including market conditions. Any Second Follow-On Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,
Dated: September , 2005
(Name of Stockholder) ___________________________
(Signature) ____________________________
(Name of Signatory if Stockholder is an entity--Please Print) _____________________________
(Title of Signatory if Stockholder is an entity--Please Print) ______________________________

  EXHIBIT B

  Opinion of Knobbe Martens

          We have filed on behalf of the Company U.S. Patent Application Nos. 10/892,601, 10/929,108 and 10/945,255, and corresponding PCT Application Nos. PCT/US04/23004, PCT/US02/28087 and PCT/US04/31149, respectively, as well as U.S. Provisional Patent Application No. 60/591,253 (hereinafter, the "Applications"). We have reviewed the information in the sections of the Prospectus entitled: "Risk Factors--Third parties may own or control patents or patent applications that we may be required to license to commercialize our products, or that could result in litigation that would be costly and time-consuming;" "Risk Factors--Our intellectual property rights may not preclude competitors from developing competing products and our business may suffer" and "Business--Patents and Proprietary Rights." To the best of our knowledge, assuming the truth of the facts asserted therein, and to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, the statements in the aforementioned portions of the Prospectus relating to the Applications are correct in all material respects and fairly and correctly present the information called for with respect thereto.

          To the best of our knowledge, no legal or governmental proceedings (with the exception of prosecution proceedings before the U.S. Patent and Trademark Office and foreign patent offices), nor allegations on the part of any person of infringement, relating to patent rights, trademarks (with the exception of a cease and desist letter from Bronchus, Inc. related to the Company's EXHALE trademark and a cancellation proceeding in connection with the Company's European community trademark registration for the EXHALE mark), service marks, copyrights or other proprietary information or know-how of the Company have been brought.

          Although we have not completed market clearance searches or analyses, to the best of our knowledge, the Company is not infringing or otherwise violating any patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or know-how of any persons. Similarly, although we have not conducted infringement searches or analyses, to the best of our knowledge, no person is infringing or otherwise violating any of the Company's patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or know-how of the Company.

          To the best of our knowledge, there are no asserted claims of any persons relating to the scope or ownership of the Applications. We have not been informed that there are any liens filed against any of the Applications. To the best of our knowledge, there are no material defects of form in the preparation or filing of the Applications, the Applications are being diligently prosecuted and none of the Applications have been finally rejected or abandoned. The Company is listed on the records of the United States Patent and Trademark Office ("PTO") or appropriate foreign patent offices as the sole assignee of record thereof.

          Although we have not completed any prior art or patentability searches or analyses, nothing has come to our attention that leads us to believe that the Applications will not eventuate in issued patents, or that any patents issued in respect of any such Applications will not be valid.

          We have filed application No. 78/302,478 for the mark COTHERIX in the United States Patent and Trademark Office (the "Trademark Application"). To the best of our knowledge, there are no asserted claims of any persons relating to the scope or ownership of the Trademark Application. We have not been informed that any liens have been filed against the Trademark Application. To the best of our knowledge, there are no material defects of form in the preparation or filing of the Trademark Application, such application is being diligently prosecuted, and the Trademark Application has not been finally rejected or abandoned.

          Nothing has come to our attention that leads us to believe that the Trademark Application will not eventuate in a registered trademark, or that any trademark registration issued in respect of the Trademark Application will not be valid.

In addition, we have participated in conferences with officers and other representatives of the Company and representatives of the Representatives, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to our attention which lead us to believe that with respect to the Applications and Trademark Application that the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein relating to the Applications and Trademark Application not misleading, or that, with respect to the Applications and Trademark Application, the Prospectus as amended or supplemented on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT C

Opinion of Hogan & Hartson

(i) such counsel represents the Company in the limited role of regulatory counsel in the Medicare and Medicaid reimbursement areas only; and

(ii) the statements in the Prospectus under the captions "Risk Factors-Our ability to generate sales of Ventavis will depend in significant part on obtaining adequate insurance coverage and reimbursement and government pricing policies" and "Business-Third-Party Reimbursement," insofar as such statements purport to summarize applicable provisions of the Medicare and Medicaid statutes and the regulations promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized under such captions in the Prospectus.

EXHIBIT D

Form of Selling Stockholder Opinion

The opinion of such counsel pursuant to Section 4(n) shall be rendered to the Representatives at the request of the Company and shall so state therein. References to the Prospectus in this Exhibit C include any supplements thereto at the Closing Date.

(i) Each of the Underwriting Agreement, the Custody Agreement and the Power of Attorney has been duly authorized, executed and delivered by or on behalf of, such Selling Stockholder. Each of the Custody Agreement and the Power of Attorney is a valid and binding agreement of, such Selling Stockholder, enforceable in accordance with its terms, except as may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

(ii) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, the Underwriting Agreement and its Custody Agreement and its Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a default under, the charter or by-laws, partnership agreement, trust agreement or other organizational documents, as the case may be, of such Selling Stockholder, or, any governmental statute, rule or regulation which in our experience is typically applicable to transactions of the nature contemplated by the Underwriting Agreement, or violate, result in a breach of or constitute a default under the terms of any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound, or any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

(iii) Such Selling Stockholder has good and valid title to all of the Shares which may be sold by such Selling Stockholder under the Underwriting Agreement and has the legal right and power, and all authorizations and approvals required under its charter and by-laws, partnership agreement, trust agreement or other organizational documents, as the case may be, to enter into the Underwriting Agreement and its Custody Agreement and its Power of Attorney, to sell, transfer and deliver all of the Shares which may sold by such Selling Stockholder under the Underwriting Agreement and to comply with its other obligations under the Underwriting Agreement, its Custody Agreement and its Power of Attorney.

(iv) Assuming that the Underwriters purchase the Shares which are sold by such Selling Stockholder pursuant to the Underwriting Agreement for value, in good faith and without notice of any adverse claim, the delivery of such Shares pursuant to the Underwriting Agreement will pass good and valid title to such Shares, free and clear of any security interest, mortgage, pledge, lieu encumbrance or other claim.

(v) To the best of such counsel's knowledge, no consent, approval, authorization or other order of, or registration or filing with, any court or governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in the Underwriting Agreement, except as required under the Securities Act, applicable state securities or blue sky laws, and from the NASD.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the General Corporation Law of the State of California, the laws of the State of New York, or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of the Selling Stockholders and public officials.